UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of report (Date of earliest event reported): December 19, 2013

ARGAN, INC.

(Exact Name of Registrant as Specified in its Charter)

Delaware	001-31756	13-1947195
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

One Church Street, Suite 201, Rockville, MD	20850
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: (301) 315-0027

Not Applicable

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the Registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01.	Other Events.

On December 19, 2013, Argan, Inc. (“Argan”) issued a press release announcing that Panda Power Funds (“Panda”) completed the acquisition and successful financing of Moxie Patriot LLC (“Moxie Patriot”). Gemma Power, Inc. (“GPI”), a wholly-owned subsidiary of Argan, was funding Moxie Patriot in the development of an 829 MW natural gas-fired power plant in Lycoming County, Pennsylvania. From the proceeds of the purchase of the project by Panda, GPI received repayment of approximately $5.7 million in working capital advances, plus accrued interest, and development success fees of $13.1 million.

Gemma Power Systems, LLC (“GPS”), another subsidiary of Argan, was awarded the contract to design and build the power plant (the “EPC Agreement”). The EPC Agreement has been assigned to Gemma-Lane Patriot Partners (“GLPP”), a joint venture between GPS and The Lane Construction Corporation, for the construction of the power plant. GPS has a 75% interest in GLPP.

A copy of Argan’s press release is attached to this report as Exhibit 99.1 and incorporated herein by reference.

Item 9.01.	Financial Statements and Exhibits.

(d)	Exhibits.

Exhibit No.	Description

99.1	Argan, Inc., Press Release, issued December 19, 2013.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ARGAN, INC.

Date: December 20, 2013	By:	/s/ Arthur Trudel
Arthur Trudel
Senior Vice President and
Chief Financial Officer